Exhibit 99.1
B. Riley Investor Presentation November 18, 2008

Forward Looking Statements Statements contained in this Presentation that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations and are made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. The Company's actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement. The financial information included in this presentation for the third quarter of 2008 is based on preliminary unaudited data and is subject to change.

Third Quarter Results

$ in millions (except per share data)	2008			2007			
	Q3 08	Q2 08	Q1 08	Q4 07	Q3 07	Q2 07	Q1 07
Net Interest Income	$324	$330	$336	$337	$332	$324	$313
Provision for Loan Losses	(252)	(189)	(161)	(122)	(86)	(76)	(57)
Service Fees (Deposits & Other)	147	160	154	150	139	137	135
Gain on Sale of Securities	(9)	28	50	(12)	(1)	2	111
Trading Gains	7	19	13	7	9	11	9
Valuation Adjustments on FAS159	-	-	-	-	-	-	-
Gain on Sale of Loans	7	5	14	20	7	17	16
Other Operating Income	36	24	33	26	22	24	43
Revenues (less provision for loan losses)	260	377	439	406	422	439	570
Operating Expenses	(324)	(330)	(323)	(572)	(319)	(331)	(323)
Tax	(148)	12	(17)	16	(23)	(26)	(56)
Loss from discontinued operations	(457)	(35)	4	(144)	(44)	(7)	(72)
Net Income (loss)	$(669)	$24	$103	$(294)	$36	$75	$119
EPS	$(2.42)	$0.06	$0.36	$(1.06)	$0.12	$0.26	$0.41
Financial Ratios:							
Earning Assets Yield [1]	6.46%	6.34%	6.69%	6.97%	7.34%	7.04%	7.04%
Cost of Funding Earning Assets [1]	2.57%	2.64	3.02	3.36	3.46	3.43	3.48
Net Interest Margin [1]	3.89%	3.71	3.67	3.61	3.88	3.61	3.56
ROE	(93.32)	2.08	12.83	(32.32)	3.52	7.80	12.91
ROA	(6.55)	0.24	0.97	(2.49)	0.30	0.64	1.02

[1] On a taxable equivalent basis. Ratios for periods prior to September 30, 2008 were estimated to conform to the September 30, 2008 presentation.

2

Q3 Significant Events Losses from discontinued operations: Losses of $457MM, net of tax, related to the discontinued reporting segment of PFH. The losses included writedowns of assets, losses on the sales of loans and restructuring charges recorded in connection with asset sales completed in Q4. Losses from continuing operations: Losses from continuing operations of $211MM primarily resulting from a valuation allowance of $189MM against the Corporation's deferred tax assets related to U.S. operations and higher provision for loan losses of $166MM as a result of higher credit losses, particularly in real estate related loans. Loan loss provision was $252MM in Q3, which is $63MM or 33% higher than in Q2 Liquidity: BHC liquidity was substantially improved with the PFH asset sales announced in Q3 and closed in Q4. We now have enough cash on hand to meet all obligations due through 2009. Financial results for the quarter ended September 30, 2008 were significantly impacted by the following events:

P.R. Business The challenging P.R. economy is pressuring profitability at the segment. The ongoing recession and deteriorating quality trends in the commercial and construction loan portfolios, have led to an increase in credit costs. Management expects weakness in economy to continue into 2009. A 2009 change in government and one- party control of the executive & legislative branches are expected to increase the probability of measures focused on the economy. 1 YTD figures & including centralized expenses. $ in millions Q3 08 Q2 08 Q3 07 Net Interest Income $238 $243 $242 Provision for loan losses (129) (108) (66) Non Interest Income 120 185 117 Expenses (197) (208) (183) Taxes 3 (20) (29) Net Income $35 $92 $80 Assets $26,262 $26,524 $26,138 Loans 16,242 16,226 16,227 Deposits 18,554 17,895 16,535 ROE1 14.22% 18.52% 15.53%

U.S. Business U.S. business has been significantly impacted by liquidity-driven asset sales and the economy: Sales of PFH assets to boost cash and exit subprime assets Rising credit costs at U.S. bank, reflecting weaker U.S. economy Changes in market conditions have led to a number of restructuring efforts to refocus the business: Consolidate or sale underperforming branches Sell or downsize lending businesses that do not generate deposits or fee income Integrate support and back-office operations of the U.S. banking business into the corporate operations in P.R. $ in millions Q3 08 Q2 08 Q3 07 Net Interest Income $89 $92 $94 Provision for loan losses (123) (81) (20) Non Interest Income 52 29 35 Expenses (96) (99) (113) Taxes (161) 25 3 Loss from discontinued operations (457) (35) (44) Net Income $(696) $(70) $(45) Assets $13,935 $14,823 $21,153 Loans 10,968 11,394 17,081 Deposits 9,476 9,350 10,541 ROE1 (73.92) (10.21) (7.76) 1 YTD figures & including centralized expenses. *** Balance Sheet figures include discounted operations

Processing Strategy-EVERTEC Leveraging existing product offering and processing infrastructure to service other financial institutions and enter new markets Continuous improvement of quality levels Enhance competitiveness of ATH network Invest significantly in new technology developments Main initiatives $198.3 million in revenues(1) Over 822 million transactions processed Offices in 9 countries, servicing customers in 16 countries 1,771 Employees 22.58% ROE YTD Financials September '08 Develop EVERTEC as a full service 3rd party processing provider with a strong presence in the Caribbean and Latin America. (1) Includes $7.6MM gain on VISA shares

Briefing - P.R. Economy Bottom line: weak economy expected for 2009 Indicators to watch: Oil prices Housing sector U.S. economy (i.e., P.R. tourism) Foreign, U.S. exports Economic policies of incoming Fortuno administration Fiscal budget 2009 Government still facing fiscal constraints Positive trends: Drop in oil prices should help consumer finances Employment relatively stable during last 12 months %

Subprime Exposure Sale of PFH loan and servicing assets in Q4 practically eliminated exposure to U.S. 'legacy' subprime assets. (In millions $) 1 2006 Data does not include E-Loan and Popular FS Remaining subprime portfolios are those originated thru banking subs. Loss experience in P.R. (BPPR) is very low; Q3'08 YTD charge-offs were .09%. BPNA loans are targeted to Hispanic borrowers, are fixed-rate, or 7/1's; in Q3'08 YTD charge-offs were 2.87%. 1

Liquidity Banking subsidiary liquidity is strong: Short-term unsecured borrowings as of Q3'08 amounted to $388 million vs. $764 million in Q2'08, and $1,364 billion in Q3'07. There were $6.3 billion in strong sources of liquidity available: Fed Discount Window: $3.0 billion Unpledged securities: $2.0 billion Money market investments: $628 million FHLB availability: $758 million BHC liquidity was significantly strengthened with the PFH asset sale and senior debt offerings in Q3: PNA completed in Q4 the sale of PFH assets, raising over $700M in cash During Q3 08, Popular, Inc. issued $350 million of notes in private offerings. Liquidity is now sufficient to meet all obligations through 2009.

Deferred Tax Assets & Goodwill Remaining net DTAs at Popular as of 9-30 amounted to $663MM, $323MM related to U.S. business. Valuation allowance of $360MM was recognized in Q3. Goodwill on the books as of 9-30 was $608MM. This was related primarily to the U.S. banking business. Impairment annual test completed in third quarter - no impairment recorded.

Capital Management Capital has remained at adequate levels throughout market turmoil. Quarter-end capital ratios continue to exceed "well-capitalized" levels, although they are not at the levels we have historically maintained. The Corporation has applied for $950 million in preferred capital through the Trouble Asset Relief Program (TARP). The ability to raise cost effective capital through this program provides an opportunity to strengthen our financial position and expand our business. $ in billions 2008 2008 2008 2008 2008 2007 2007 2007 2007 Q3 08 Q2 08 Q2 08 Q1 08 Q1 08 Q4 07 Q3 07 Q2 07 Q2 07 Tier 1 Capital Ratio 9.09% 10.50% 10.50% 9.55% 9.55% 10.12% 10.73% 10.66% 10.66% Total Capital Ratio 10.35% 11.77% 11.77% 10.82% 10.82% 11.38% 11.98% 11.92% 11.92% Leverage Ratio 7.17% 8.52% 8.52% 7.43% 7.43% 7.33% 8.31% 8.17% 8.17% Tangible Common Equity 4.39% 5.92% 5.92% 6.29% 6.29% 6.16% 6.12% 5.93% 5.93% Common Equity Less Goodwill $1.81 $2.49 $2.49 $2.65 $2.65 $2.76 $2.95 $2.84 $2.84 Tier 1 Capital $2.84 $3.38 $3.38 $3.09 $3.09 $3.36 $3.83 $3.77 $3.77 Risk Weighted Assets $31.2 $32.1 $32.1 $32.3 $32.3 $33.21 $35.74 $35.37 $35.37

Closing Thoughts We have resolved the liquidity concerns at the BHCs. Exited the subprime exposure at PFH. Capital, while at "well capitalized" levels, has declined from the levels we have historically maintained. The U.S business will undergo structural changes to improve its core profitability. The focus in the P.R. business will be on asset quality, collections and efficiency.

As of September 30, 2008